UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2004

I-FLOW CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices, including Zip Code)

(949) 206-2700
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     The Company is today announcing that: the Company expects that its revenue from the Regional Anesthesia market for the quarter ending March 31, 2004 will exceed the prior year quarter by more than 85%; the Company estimates that, for the quarter ending March 31, 2004, its total revenue will be approximately $13.7 to $14.2 million, compared to $10.1 million for the prior year quarter ended March 31, 2003; and the Company expects a loss per share of approximately ($0.06) to ($0.10) for the quarter ending March 31, 2004. This report contains forward-looking statements concerning the Company’s expectations of future performance. Forward-looking statements are inherently speculative and are based on currently available information and projections about future expectations. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from current expectations.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2004

I-FLOW CORPORATION
By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

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